UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On October 7, 2020, fuboTV Inc., a Florida corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Evercore Group L.L.C. (the “Representative”) as the representative of the several underwriters (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue and sell and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 18,300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a public offering pursuant to a Registration Statement on Form S-1 (File No. 333-243876) (the “Registration Statement”) and a related prospectus filed with the Securities and Exchange Commission (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 2,745,000 shares of Common Stock. The Offering closed on October 13, 2020.

The net proceeds from the Offering to the Company are approximately $167.2 million, after deducting underwriting discounts and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Equity Incentive Plan

On October 8, 2020, the board of directors of the Company (the “Board”) approved an amendment to the Company’s 2020 Equity Incentive Plan (the “Plan”) to increase the maximum aggregate number of shares available for issuance under the Plan by 19,000,000 shares (the “Pool Increase”). The Pool Increase is conditional upon shareholder approval of the Pool Increase at the next annual meeting of shareholders (the “Annual Meeting”). If the Pool Increase is not approved by shareholders at the Annual Meeting, the Pool Increase shall not be effective.

David Gandler Employment Agreement

On October 8, 2020, the Company entered into a new executive employment agreement (the “New Employment Agreement”) with David Gandler to supersede his existing employment agreement, originally dated April 1, 2020 (the “Prior Employment Agreement”). The Prior Employment Agreement was otherwise set to expire upon the uplist of the Company’s common stock on either NASDAQ or the New York Stock Exchange (the “Uplist”). Mr. Gandler is the Company’s Chief Executive Officer and a member of the Board. The key terms of the New Employment Agreement are summarized below:

Base Salary. Mr. Gandler will receive an annual base salary of $500,000.

Annual Bonus. Beginning with the 2021 fiscal year, Mr. Gandler will be eligible for an annual bonus of $500,000 subject to the achievement of certain performance objectives. For the 2020 fiscal year, Mr. Gandler will earn a bonus of $100,000 upon the Uplist, and be eligible to earn a pro-rata portion of the $500,000 annual bonus for the remainder of the year, subject to the achievement of certain performance objectives.

Severance Provision. If Mr. Gandler’s employment is terminated by the Company outside of the Change in Control Period (as defined in the New Employment Agreement) other than for Cause (as defined in the New Employment Agreement), death or disability, he will be eligible to receive severance payments equal to 12 months of base salary and benefits continuation coverage. If during the Change in Control Period, (i) the Company terminates his employment with the Company other than for Cause (as defined in the New Employment Agreement), death or disability, or (ii) Mr. Gandler resigns for Good Reason (as defined in the New Employment Agreement), in addition to the severance amounts previously described, Mr. Gandler shall be entitled to full acceleration of time-based equity awards and payment of his annual bonus. All severance is subject to Mr. Gandler’s execution of a release of claims and continued compliance with restrictive covenants.

Equity Awards. Mr. Gandler was granted a stock option to cover 4,100,000 shares under the Plan, effective October 8, 2020 at an exercise price of $10.00 per share. The stock option forfeits if the Pool Increase is not approved by stockholders at the Annual Meeting. The grant vesting will be reviewed following the end of each year from 2021 through 2025. Applicable performance targets for stock price, revenue, gross margin, subscribers, new markets launched and new revenue streams have been set. Each year the Board will review performance against targets in a wholistic manner to determine in its discretion if any vesting is warranted. As a condition to receiving this grant, Mr. Gandler and his affiliates and transferees agree that his existing founder shares will not be sold over the five year performance period, except that 50% of his founder shares may be sold from 2021 to 2023, with no more than 25% sold in 2021, and no more than 20% in each of 2022 and 2023 (the “Selling Restrictions”). The Selling Restrictions will lapse if the Pool Increase is not passed by shareholders at the Annual Meeting.

On October 8, 2020, the Company also entered into an amendment to the At-Will Employment, Confidential Information, and Invention Assignment Agreement with David Gandler (the “Amendment”). Pursuant to the Amendment, Mr. Gandler is now subject to a one-year post-termination non-compete.

The foregoing description of the New Employment Agreement does not purport to be complete and is qualified entirely by reference to the full text of the New Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the Offering, the Common Stock was approved for listing on The New York Stock Exchange (the “NYSE”) under the symbol “FUBO” and commenced trading on the NYSE on October 8, 2020.

On October 7, 2020, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 13, 2020, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, by and between fuboTV Inc. and Evercore Group L.L.C. as representative of the several underwriters, dated October 7, 2020.
10.1	Employment Agreement, by and between David Gandler and the Company, dated October 8, 2020.
99.1	Press Release, dated October 7, 2020.
99.2	Press Release, dated October 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUBOTV INC.

Date: October 14, 2020	By	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer